    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2002

                                                     Registration Nos. 333-
                                                                       333-68462
                                                         Exhibit Index on page 9

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                       AND
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                      REGISTRATION STATEMENT NO. 333-68462
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              VORNADO REALTY TRUST
             (Exact Name of Registrant as Specified in Its Charter)

                MARYLAND                              22-1657560
     (State or Other Jurisdiction of                (IRS Employer
     Incorporation or Organization)             Identification Number)

                  888 SEVENTH AVENUE, NEW YORK, NEW YORK 10019
               (Address of Principal Executive Offices) (Zip Code)

                  VORNADO REALTY TRUST 2002 OMNIBUS SHARE PLAN
                            (Full Title of the Plan)

                                  JOSEPH MACNOW
                              VORNADO REALTY TRUST
                  888 SEVENTH AVENUE, NEW YORK, NEW YORK 10019
                     (Name and Address of Agent for Service)

                                 (212) 894-7000
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             William G. Farrar, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                            Telephone: (212) 558-4000
                            Facsimile: (212) 558-1600

                         CALCULATION OF REGISTRATION FEE

                                           Proposed      Proposed
         Title Of            Number Of      Maximum       Maximum
        Securities            Shares       Offering      Aggregate         Amount Of
          To Be                To Be      Price Per      Offering        Registration
        Registered         Registered(1)   Share(2)      Price(2)          Fee(2)(4)
        ----------         -------------  ---------      --------        ------------
Common Shares
Of Beneficial
Interest (Par Value $.04
Per Share)...............   7,500,000(3)   $ 37.6646     $282,484,399.5  $39,242.87
                            =========      =========     ==============  ==========

(1) This registration statement is both a new registration statement and Post-Effective Amendment No. 1 to the registrant's registration statement on Form S-8 (File No. 333-68462), as filed with the Securities and Exchange Commission on August 27, 2001 (the "2001 Registration Statement"). The offer and sale of 2,073,870 shares registered hereby were previously registered for sale under the registrant's 1993 Omnibus Share Plan pursuant to the 2001 Registration Statement. In addition, the offer and sale of 5,426,130 shares registered hereby are being registered for the first time. The shares described above that have been previously registered and the registration fees for those shares paid as part of the registration fees paid with respect to the 2001 Registration Statement are carried over to this registration statement in accordance with the principles set forth in Instruction E to Form S-8 and Interpretation 89 under Section G, "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (as supplemented through May 2001) (the "Instruction and Interpretation").

(2) The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee shown are a combination of the respective amounts used in calculating the registration fees carried over from the 2001 Registration Statement and the amounts used to calculate the portion of the registration fees on the newly registered shares as follows:

                            Number of
                             Shares     Proposed
                 Total      Carried      Maximum        Proposed
                 Shares       Over      Offering         Maximum           Amount of
Registration   Originally   and Newly   Price Per       Aggregate        Registration
 Statement     Registered  Registered    Share(A)     Offering Price          Fee
No. 333-68462  3,500,000    2,073,870   $40.45       $ 83,888,041.50     $ 20,972.01
This S-8                    5,426,130    36.60        198,596,358          18,270.86
Total                       7,500,000    37.6646(B)   282,484,399.5        39,242.87

(A) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and the third sentence of Rule 457(h)(1) based upon the average of the high and low price of the common shares of beneficial interest of Vornado Realty Trust as reported on the New York Stock Exchange (i) with respect to the shares carried over from the 2001 Registration Statement on August 20, 2001, and (ii) with respect to the shares newly registered hereunder, on December 19, 2002.

(B) Weighted average offering price per share based on the number of shares carried over and the number of shares registered for the first time hereunder.

(3) This registration statement shall also cover any of the registrant's common shares which become issuable under the registrant's 2002 Omnibus Share Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding common shares.

(4) As described in notes 1 and 2 above, $20,972.01 of the registration fee was previously paid with the 2001 Registration Statement. The balance of the registration fee of $18,270.86 has been deposited by the registrant to the SEC's lock-box account in connection with this registration statement.

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

Vornado Realty Trust ("Vornado") has filed this registration statement to register under the Securities Act of 1933, as amended (the "Securities Act") the offer and sale of 7,500,000 common shares, par value $0.04 per share, of beneficial interest in Vornado pursuant to its 2002 Omnibus Share Plan. This registration statement is both a new registration statement and Post-Effective Amendment No. 1 to the registrant's registration statement on Form S-8 (File No. 333-68462), as filed with the Securities and Exchange Commission on August 27, 2001 (the "2001 Registration Statement"). The offer and sale of 2,073,870 shares registered hereby were previously registered pursuant to the 2001 Registration Statement for offer and sale pursuant to Vornado's 1993 Omnibus Share Plan. In addition, the offer and sale of 5,426,130 shares registered hereby are being registered for the first time. The 1993 Omnibus Share Plan is a predecessor to the 2002 Omnibus Share Plan.

The 2002 Omnibus Share Plan was approved and adopted at Vornado's 2002 annual meeting of shareholders on May 29, 2002 to supersede and replace the 1993 Omnibus Share Plan. Vornado desires to have the common shares registered hereunder and issuable pursuant to the 2002 Omnibus Share Plan to include those common shares described above whose offer and sale were registered under the 2001 Registration Statement and are carried over to this registration statement. Following the filing of this registration statement, the shares carried over from the 2001 Registration Statement are no longer available for new awards under the 1993 Omnibus Share Plan.

Consequently, in accordance with the Instruction and Interpretation: (1) Vornado is carrying over from the 2001 Registration Statement and registering the offer and sale of 2,073,870 common shares under the 2002 Omnibus Share Plan pursuant to this registration statement; (2) $20,972.01 of the registration fee allocable to the shares carried over from the 2001 Registration Statement and paid in connection with the 2001 Registration Statement is carried over in this registration statement; (3) the 2001 Registration Statement is being amended on a post-effective basis to discuss the replacement of the 1993 Omnibus Share Plan by the 2002 Omnibus Share Plan; (4) in addition to the shares being carried over pursuant to (1) above, Vornado is registering for the first time the offer and sale of 5,426,130 common shares under the 2002 Omnibus Share Plan pursuant to this registration statement; and (5) in addition to the registration fees being carried over pursuant to (2) above, $18,270.86 of the registration fee allocable to the newly registered shares has been deposited by Vornado to the SEC's lock-box account in connection with this registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Vornado with the SEC are incorporated herein by reference:

      (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 001-11954);

      (b) Current Report on Form 8-K dated January 1, 2002 and filed on January 16, 2002 (File No. 001-11954);

      (c) Current Report on Form 8-K dated February 28, 2002 and filed on March 1, 2002 (File No. 001-11954);

      (d) Current Report on Form 8-K/A dated January 1, 2002 and filed on March 18, 2002 (File No. 001-11954);

      (e) Current Report on Form 8-K dated August 20, 2002 and filed on August 22, 2002 (File No. 001-11954);

      (f) Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 001-11954);

      (g) Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 001-11954);

      (h) Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 001-11954), as amended by Form 10-Q/A filed with the SEC on December 24, 2002; and

      (i) The description of Vornado's common shares contained in Vornado's registration statement on Form 8-B (File No. 001-11954), filed on May 10, 1993.

All documents filed by Vornado pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF COMMON SHARES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Maryland law, a real estate investment trust formed in Maryland is permitted to limit, by provision in its declaration of trust, the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Vornado's Amended and Restated Declaration of Trust, as amended, includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

Vornado's Amended and Restated Bylaws (the "Bylaws") require it to indemnify (a) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, (b) any trustee or officer who, at the request of Vornado, serves or has served another trust, corporation or other entity as a director, officer, partner, or trustee and (c) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. However, Maryland law prohibits Vornado from indemnifying a trustee or officer for an adverse judgment in a suit by or in the right of Vornado or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Vornado's Bylaws permit it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status upon Vornado's receipt of (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by Vornado if it shall ultimately be determined that the applicable standard of conduct was not met. Vornado's Bylaws also (i) permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in such capacity and to any employee or agent of Vornado or a predecessor of Vornado,
(ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations and (iii) permit Vornado to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

The Second Amended and Restated Agreement of Limited Partnership, dated as of October 20, 1997, as amended (the "Partnership Agreement"), of Vornado Realty L.P. provides, generally, for the indemnification of an "indemnitee" against losses, claims, damages, liabilities, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts that relate to the operations of Vornado Realty L.P. unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes (i) any person made a party to a proceeding by reason of its status as (A) the general partner of Vornado Realty L.P., (B) a limited partner of Vornado Realty L.P. or (C) an officer of Vornado Realty L.P. or a trustee, officer or shareholder of Vornado and (ii) such other persons (including affiliates of Vornado or Vornado Realty L.P.) as Vornado may designate from time to time in its discretion. Any such indemnification will be made only out of assets of Vornado Realty L.P., and in no event may an Indemnitee subject the limited partners of Vornado Realty L.P. to personal liability by reason of the indemnification provisions in the Partnership Agreement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

The exhibits listed in the exhibit index beginning on page 9 are filed herewith or incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Vornado Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on December 26, 2002.

                 VORNADO REALTY TRUST,
                 a Maryland real estate investment trust

                 By: /s/ Joseph Macnow
                    _____________________
                    Joseph Macnow

                    Executive Vice President - Finance and Administration, Chief Financial Officer
                    (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Roth, Michael D. Fascitelli and Joseph Macnow, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                   Title                              Date
_________                   _____                              ____
/s/ Steven Roth             Chairman of the Board of Trustees  December 26, 2002
__________________________  (Principal Executive Officer)
Steven Roth

/s/ Michael D. Fascitelli   President and Trustee              December 26, 2002
__________________________
Michael D. Fascitelli

/s/ Joseph Macnow           Executive Vice President -         December 26, 2002
__________________________  Finance and Administration,
Joseph Macnow               Chief Financial Officer
                            (Principal Financial and
                            Accounting Officer)

/s/ Robert P. Kogod         Trustee                            December 26, 2002
__________________________
Robert P. Kogod

/s/ David Mandelbaum        Trustee                            December 26, 2002
__________________________
David Mandelbaum

/s/ Stanley Simon           Trustee                            December 26, 2002
__________________________
Stanley Simon

/s/ Robert H. Smith         Trustee                            December 26, 2002
__________________________
Robert H. Smith

/s/ Ronald G. Targan        Trustee                            December 26, 2002
__________________________
Ronald G. Targan

/s/ Richard R. West         Trustee                            December 26, 2002
__________________________
Richard R. West

/s/ Russell B. Wight, Jr.   Trustee                            December 26, 2002
__________________________
Russell B. Wight, Jr.

                                  EXHIBIT INDEX

Exhibit
Number    Description
3.1      Amended and Restated Declaration of Trust of Vornado Realty Trust, as
         filed with the State Department of Assessments and Taxation of Maryland
         on April 16, 1993 (incorporated by reference to Exhibit 3(a) of Vornado
         Realty Trust's Registration Statement on Form S-4 (File No. 333-60286),
         filed on April 15, 1993)

3.2 Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on May 23, 1996 (incorporated by reference to Exhibit 3.2 of
         Vornado Realty Trust's Annual Report on Form 10-K for the year ended
         December 31, 2001 (File No. 001-11954), filed on March 11, 2002)

3.3 Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 3, 1997 (incorporated by reference to Exhibit 3.3 of
         Vornado Realty Trust's Annual Report on Form 10-K for the year ended
         December 31, 2001 (File No. 001-11954), filed on March 11, 2002)

3.4 Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on October 14, 1997 (incorporated by reference to Exhibit 3.2 of Vornado Realty Trust's Registration Statement on Form S-3 (File No.
         333-36080), filed on May 2, 2000)

3.5 Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 22, 1998 (incorporated by reference to Exhibit 3.1 of
         Vornado Realty Trust's Current Report on Form 8-K dated April 22, 1998
         (File No. 001-11954), filed on April 28, 1998)

3.6 Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on November 24, 1999 (incorporated by reference to Exhibit 3.4 of Vornado Realty Trust's Registration Statement on Form S-3 (File No.
         333-36080), filed on May 2, 2000)

3.7 Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 20, 2000 (incorporated by reference to Exhibit 3.5 of
         Vornado Realty Trust's Registration Statement on Form S-3 (File No.
         333-36080), filed on May 2, 2000)

3.8 Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on September 14, 2000 (incorporated by reference to Exhibit
         4.6 of Vornado Realty Trust's Registration Statement on Form S-8 (File
         No. 333-68462), filed on August 27, 2001)

3.9      Articles of Amendment of Declaration of Trust of Vornado Realty Trust
         dated May 31, 2002, as filed with the State Department of Assessments and Taxation of Maryland on June 13, 2002 (Incorporated by reference to
         Exhibit 3.9 to Vornado Realty Trust's Quarterly Report on Form 10-Q for
         the period ended June 30, 2002 (File No. 001-11954), filed on August 7,
         2002)

3.10 Articles of Amendment of Declaration of Trust of Vornado Realty Trust dated June 6, 2002, as filed with the State Department of Assessments and Taxation of Maryland on June 13, 2002 (Incorporated by reference to Exhibit 3.10 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the period ended June 30, 2002 (File No. 001-11954), filed on August 7, 2002)

3.11     Articles Supplementary classifying Vornado Realty Trust's $3.25 Series
         A Preferred Shares of Beneficial Interest, liquidation preference
         $50.00 per share (incorporated by reference to Exhibit 4.1 of Vornado
         Realty Trust's Current Report on Form 8-K, dated April 3, 1997 (File
         No. 001-11954), filed on April 8, 1997)

3.12     Articles Supplementary classifying Vornado Realty Trust's $3.25 Series
         A Preferred Shares of Beneficial Interest, liquidation preference
         $50.00 per share (incorporated by reference to Exhibit 3.10 of Vornado
         Realty Trust's Annual Report on Form 10-K for the year ended December
         31, 2001 (File No. 001-11954), filed on March 11, 2002)

3.13     Articles Supplementary classifying Vornado Realty Trust's Series D-1
         8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 3.1 of Vornado Realty Trust's Current Report on
         Form 8-K dated November 12, 1998 (File No. 001-11954), filed on
         November 30, 1998)

3.14     Articles Supplementary classifying additional Series D-1 8.5% Preferred
         Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 3.2 of Vornado
         Realty Trust's Current Report on Form 8-K/A, dated November 12, 1998
         (File No. 001-11954), filed on February 9, 1999)

3.15     Articles Supplementary classifying Vornado Realty Trust's 8.5% Series B
         Cumulative Redeemable Preferred Shares of Beneficial Interest,
         liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 3.3 of Vornado Realty Trust's Current Report on
         Form 8-K, dated March 3, 1999 (File No. 001-11954), filed on March 17,
         1999)

3.16     Articles Supplementary classifying Vornado Realty Trust's 8.5% Series C
         Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 3.7 of Vornado Realty Trust's Registration
         Statement on Form 8-A (File No. 001-11954), filed on May 19, 1999)

3.17     Articles Supplementary classifying Vornado Realty Trust's Series D-2
         Preferred Shares (incorporated by reference to Exhibit 3.1 of Vornado
         Realty Trust's Current Report on Form 8-K, dated May 27, 1999 (File No.
         001-11954), filed on July 7, 1999)

3.18     Articles Supplementary classifying Vornado Realty Trust's Series D-3
         Preferred Shares (incorporated by reference to Exhibit 3.1 of Vornado
         Realty Trust's Current Report on Form 8-K, dated September 3, 1999
         (File No. 001-11954), filed on October 25, 1999)

3.19     Articles Supplementary classifying Vornado Realty Trust's Series D-4
         Preferred Shares (incorporated by reference to Exhibit 3.2 of Vornado
         Realty Trust's Current Report on Form 8-K, dated September 3, 1999
         (File No. 001-11954), filed on October 25, 1999)

3.20     Articles Supplementary classifying Vornado Realty Trust's Series D-5
         Preferred Shares (incorporated by reference to Exhibit 3.1 of Vornado
         Realty Trust's Current Report on Form 8-K, dated November 24, 1999
         (File No. 001-11954), filed on December 23, 1999)

3.21     Articles Supplementary classifying Vornado Realty Trust's Series D-6
         Preferred Shares (incorporated by reference to Exhibit 3.1 of Vornado
         Realty Trust's Current Report on Form 8-K, dated May 1, 2000 (File No.
         001-11954), filed on May 19, 2000)

3.22     Articles Supplementary classifying Vornado Realty Trust's Series D-7
         Preferred Shares (incorporated by reference to Exhibit 3.1 of Vornado
         Realty Trust's Current Report on Form 8-K, dated May 25, 2000 (File No.
         001-11954), filed on June 16, 2000)

3.23     Articles Supplementary classifying Vornado Realty Trust's Series D-8
         Preferred Shares (incorporated by reference to Exhibit 3.1 of Vornado
         Realty Trust's Current Report on Form 8-K, dated December 8, 2000 (File
         No. 1-11954), filed on December 28, 2000)
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
3.24     Articles Supplementary classifying Vornado Realty Trust's Series D-9
         Preferred Shares (incorporated by reference to Exhibit 3.1 of Vornado
         Realty Trust's Current Report on Form 8-K dated September 21, 2001
         (File No. 001-111954), filed on October 12, 2001)

3.25     Amended and Restated Bylaws of Vornado Realty Trust, as amended on
         March 2, 2000 (incorporated by reference to Exhibit 3.12 of Vornado
         Realty Trust's Annual Report on Form 10-K for the year ended December
         31, 1999 (File No. 001-11954), filed on March 9, 2000)

4.1 Instruments defining the rights of security holders (see Exhibits 3.1 through 3.25 of this registration statement)

4.2      Vornado Realty Trust's 2002 Omnibus Share Plan

4.3 Specimen certificate representing Vornado Realty Trust's Common Shares of Beneficial Interest (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Vornado Realty Trust's Registration Statement on
         Form S-3 (File No. 033-62395), filed on October 26, 1995)

5.1      Opinion of Ballard Spahr Andrews & Ingersoll, LLP

15.1     Letter Regarding Unaudited Interim Financial Information

23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP

24.1     Powers of Attorney (included on page 8)
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